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                                                                     Exhibit 1.1

                                             FLEETBOSTON ROBERTSON STEPHENS INC.



                             UNDERWRITING AGREEMENT

                                7,700,000 SHARES
                                ----------------

                                 March __, 2000

FleetBoston Robertson Stephens Inc.
Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
E*OFFERING Corp.
As Representatives of the several Underwriters
c/o FleetBoston Robertson Stephens Inc.
555 California Street, Suite 2600

San Francisco, CA  94104

Ladies and Gentlemen:

                  INTRODUCTORY. Opus 360 Corporation, a Delaware corporation (the "Company), proposes to issue and sell to the several underwriters named in SCHEDULE A (the "Underwriters") an aggregate of 5,950,000 shares (the "Firm Shares") of its Common Stock, par value $.001 per share (the "Common Shares"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,155,000 Common Shares (the "Option Shares") as provided in
Section 2. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the "UNDERWRITTEN SHARES". FleetBoston Robertson Stephens Inc. ("Robertson Stephens"), Bear, Stearns & Co. Inc. ("Bear Stearns"), J.P. Morgan Securities Inc. and E*OFFERING Corp. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Underwritten Shares.

                  As a part of the offering contemplated by this Agreement, Robertson Stephens and Bear Stearns have agreed to reserve out of the Firm Shares set forth opposite their names on the Schedule A to this Agreement, up to 385,000 shares in the aggregate for sale to the Company's employees, officers and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "Directed Share Program"). The Firm Shares to be sold by Robertson Stephens and Bear Stearns pursuant to the Directed Share Program (the "Directed Shares") will be sold by them pursuant to this Agreement at the initial public offering price. Any Directed Shares not orally confirmed for purchase by any Participants as of 7:00 am California time on the first day that trading of the shares commences or paid for by any Participants in accordance with the customary policies of Robertson Stephens or Bear Stearns, as the case may be, will be offered to the public by them as set forth in the Prospectuses (as defined herein).

                  It is understood that the Company, Safeguard Scientifics, Inc., a Pennsylvania corporation ("Safeguard"), and CompuCom Systems, Inc., a Delaware corporation

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("CompuCom"), two of the Company's stockholders, are offering to certain shareholders of Safeguard the right to subscribe to purchase up to an aggregate of 1,750,000 shares of Common Stock, of which 1,050,000 shares are newly issued shares of the Company (the "Primary Safeguard Shares"), 300,000 shares are outstanding shares held by CompuCom and 400,000 shares are outstanding shares held by Safeguard (collectively, the "Safeguard Shares") pursuant to a subscription program that will be administered by Safeguard (the "Safeguard Subscription Program"). The Underwritten Shares and the Safeguard Shares are hereinafter collectively called the "Shares". Only Safeguard shareholders owning at least 100 shares of common stock of Safeguard as of the close of business on December 16, 1999 (the "Safeguard Record Date") are eligible to participate in the Safeguard Subscription Program. These shareholders may subscribe for one Safeguard Share for every twenty 20 shares of common stock of Safeguard held by them on the Safeguard Record Date and may not transfer their subscription rights to another person. The purchase price for each of the Safeguard Shares will equal the public offering price per Common Share of the Company set forth on the cover page of the Safeguard Prospectus (as defined). Payments and deliveries of the Safeguard Shares under the Safeguard Subscription Program will occur on the Closing Date (as defined). If any of the Safeguard Shares are not purchased by shareholders of Safeguard, then Safeguard will purchase those shares pursuant to a standby stock subscription agreement among Safeguard, CompuCom, Robertson Stephens and the Company of even date herewith (the "Purchase Agreement").

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-93185), which contains the forms of prospectuses to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Two forms of prospectus are to be used in connection with the offering and sale of the Shares: one for use in the U.S. and Canada (the "U.S. Prospectus"), and one for use outside of the U.S. and Canada (the "International Prospectus", and together with the U.S. Prospectus (the "Primary Prospectuses"). The Primary Prospectuses are identical except for the front cover pages and U.S. Prospectus, when delivered by Safeguard to its shareholders (as so delivered, the "Safeguard Prospectus," and together with the Primary Prospectuses, the "Prospectuses") will be accompanied by a letter to such shareholders detailing the procedures for the Safeguard Subscription Program; provided, however, if the Company has, with the consent of Robertson Stephens, elected to rely upon Rule 434 under the Securities Act, the term "Prospectuses" shall mean the Company's prospectuses subject to completion (the "preliminary prospectuses") (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectuses shall mean the date of the Term Sheet. All references in this Agreement to (i) the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectuses or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").


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                  The Company hereby confirms its agreements with the
Underwriters as follows:

         SECTION 1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents, warrants and covenants to each Underwriter as follows:

         (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

                  Each preliminary prospectus and the Prospectuses when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Underwritten Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and on the Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus, as of its date, and the Prospectuses, as amended or supplemented, as of their date and on the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each preliminary prospectus, as of their date, and the Prospectuses, as amended or supplemented, as of their date and on the Closing Date, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions, if applicable, in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Directed Shares. The representations and warranties set forth in the four immediately preceding sentences do not apply to (i) the preliminary prospectuses included in the registration statement as originally filed with the Commission on December 20, 1999, (ii) the preliminary prospectuses included in Amendment No. 1 to the Registration Statement filed with the Commission on February 9, 2000 or (iii) statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, any preliminary prospectus or the Prospectuses, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein. There are no contracts or other documents required to be described in the Prospectuses or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

         (b) OFFERING MATERIALS FURNISHED TO UNDERWRITERS. The Company has delivered to the each of Representatives one complete conformed copy of the Registration Statement, each amendment thereto and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement and


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preliminary prospectuses and the Prospectuses, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

         (c) DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectuses or the Registration Statement.

         (d) THE UNDERWRITING AGREEMENT AND THE PURCHASE AGREEMENT. This Agreement and the Purchase Agreement have been duly authorized, executed and delivered by, and are valid and binding agreements of, the Company, enforceable in accordance with their terms, except as rights to indemnification and contribution hereunder and thereunder may be limited by applicable law and except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (e) AUTHORIZATION OF THE SHARES. The Underwritten Shares to be purchased by the Underwriters from the Company and the Primary Safeguard Shares to be purchased in connection with the Safeguard Subscription Program have been duly authorized for issuance and sale pursuant to this Agreement and the Purchase Agreement, and, when issued and delivered by the Company against payment therefor pursuant to this Agreement and the Purchase Agreement, will be validly issued, fully paid and nonassessable.

         (f) NO APPLICABLE REGISTRATION OR OTHER SIMILAR RIGHTS. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

         (g) NO MATERIAL ADVERSE CHANGE. Subsequent to the respective dates as of which information is given in the Prospectuses: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) there has been no loss or damage (whether or not insured) to the property of the Company or its subsidiaries which has been sustained which could reasonably be expected to have a Material Adverse Effect; (iii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iv) there has been no change in the capital stock or outstanding indebtedness of the


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Company or its subsidiaries that is material to the Company and its subsidiaries considered as one entity; and (v) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or its subsidiaries on any class of capital stock or repurchase or redemption by the Company or its subsidiaries of any class of capital stock.

         (h) INDEPENDENT ACCOUNTANTS. KPMG LLP and PricewaterhouseCoopers LLP, who have expressed their opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectuses, are independent public or certified public accountants as required by the Securities Act.

         (i) PREPARATION OF THE FINANCIAL STATEMENTS. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectuses present fairly the consolidated financial position of each of the Company and its subsidiaries, The Churchill Benefit Corporation and PeopleMover, Inc., as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The historical financial data set forth in the Prospectuses under the captions "Summary--Summary Historical and Pro Forma Financial Information", "Capitalization", "Unaudited Pro Forma Combined Financial Statements", "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present the information set forth therein on a basis consistent with that of the audited financial statements of the Company contained in the Registration Statement. The pro forma combined financial statements of the Company and its subsidiaries and the related notes thereto included under the caption "Unaudited Pro Forma Combined Financial Statements" present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein; and the pro forma financial information of the Company and its subsidiaries and the related notes thereto included under the captions "Summary-Summary Historical and Pro Forma Financial Information", "Capitalization" and elsewhere in the Prospectuses and in the Registration Statement fairly prevents the information on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein. No other pro forma financial information is required to be included in the Registration Statement pursuant to Regulation S-X of the Commission.

         (j) COMPANY'S ACCOUNTING SYSTEM. The Company and its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that


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(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (k) SUBSIDIARIES OF THE COMPANY. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

         (l) INCORPORATION AND GOOD STANDING OF THE COMPANY AND ITS SUBSIDIARIES. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

         (m) CAPITALIZATION OF THE SUBSIDIARIES. All the outstanding shares of capital stock of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the subsidiaries are directly owned by the Company free and clear of any security interests, claims, liens or encumbrances.

         (n) NO PROHIBITION ON SUBSIDIARIES FROM PAYING DIVIDENDS OR MAKING OTHER DISTRIBUTIONS. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiaries' property or assets to the Company or any other subsidiary of the Company, except for any such prohibitions as would not have a Material Adverse Effect.

         (o) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectuses or upon exercise of outstanding options or warrants described in the Prospectuses). The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Prospectuses. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws in transactions not subject to the registration requirements of the Securities Act. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar


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rights to subscribe for or purchase securities of the Company, except for any violations which have been duly waived or which would not have a Material Adverse Effect. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectuses. The Company has not issued any securities at any time in any offering that is required to be integrated under the Securities Act with the offering contemplated hereby. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectuses accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

         (p) STOCK EXCHANGE LISTING. The Common Shares have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

         (q) NO CONSENTS, APPROVALS OR AUTHORIZATIONS REQUIRED. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act and the Exchange Act and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters, Safeguard and CompuCom in the manner contemplated herein and in the Prospectuses and (ii) by the National Association of Securities Dealers, Inc. (the "NASD").

         (r) NON-CONTRAVENTION OF EXISTING INSTRUMENTS OR AGREEMENTS. Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject or
(iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clause (ii), such conflicts, breaches, violations or impositions as would not have a Material Adverse Effect.

         (s) NO DEFAULTS OR VIOLATIONS. Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative


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agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiaries or any of its properties, as applicable, except any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Effect, except as otherwise disclosed in the Prospectuses.

         (t) NO ACTIONS, SUITS OR PROCEEDINGS. Except as otherwise disclosed in the Prospectuses, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

         (u) ALL NECESSARY PERMITS, ETC. Except as otherwise disclosed in the Prospectuses, the Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits (collectively, "Permits") issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such Permits would not have a Material Adverse Effect, and neither the Company nor its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Permit which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is reasonably likely to result in a Material Adverse Change.

         (v) TITLE TO PROPERTIES. Except as otherwise disclosed in the Prospectuses, the Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company or each of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiaries.

         (w) TAX LAW COMPLIANCE. The Company and each of its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against them, except where the failure to file such tax returns or the failure to pay such taxes, assessments, fines or penalties would not have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to


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which the tax liability of the Company or any of its subsidiaries have been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any of its subsidiaries that would result in a Material Adverse Change.

         (x) INTELLECTUAL PROPERTY RIGHTS. Each of the Company and its subsidiaries owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectuses, except where the failure to own or possess such rights would not have a Material Adverse Effect; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectuses; except as disclosed in the Prospectuses, neither the Company nor any of its subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company or its subsidiaries by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and, except as disclosed in the Prospectuses, neither the Company nor its subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Change. Except as otherwise disclosed in the Prospectuses, there is no claim being made against the Company or its subsidiaries regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. To the best of the Company's knowledge, the Company and its subsidiaries do not in the conduct of their business as now or proposed to be conducted as described in the Prospectuses infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which such infringement or conflict would result in a Material Adverse Change.

         (y) Y2K. There are no Y2K issues related to the Company, or any of its subsidiaries, that (i) are of a character required to be described or referred to in the Registration Statement or Prospectus by the Securities Act which have not been accurately described in all material respects in the Registration Statement or Prospectus or (ii) might reasonably be expected to result in any Material Adverse Change or that might materially affect their properties, assets or rights.

         (z) NO TRANSFER TAXES OR OTHER FEES. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.


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         (aa) COMPANY NOT AN "INVESTMENT COMPANY". The Company is not, and after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 (the "Investment Company Act"), and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (bb) INSURANCE. The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering acts or omissions by employees of the Company or its subsidiaries that result in claims against the Company, real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and natural disasters, general liability and Directors and Officers liability. The Company has no reason to believe that it or its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

         (cc) LABOR MATTERS. To the best of Company's knowledge, no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or principal customers that might be expected to result in a Material Adverse Change. To the best of the Company's knowledge, both the Company and its subsidiaries are in compliance with all applicable federal and state laws pertaining to its employees, including but not limited to the Family Medical Leave Act, the Fair Labor Standards Act and the Americans with Disabilities Act, as well as state laws relating to workers compensation, employee benefits and minimum wage, except where the failure to be in such compliance would not have a Material Adverse Effect.

         (dd) NO PRICE STABILIZATION OR MANIPULATION. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         (ee) LOCK-UP AGREEMENTS. Each officer and director of the Company, each securityholder of the Company named in the Prospectuses and the holders of at least 95% of the Company's shares of common stock, including shares of common stock issuable upon exercise of stock options and warrants, has agreed to sign an agreement substantially in the form attached hereto as EXHIBIT A (the "Lock-up Agreements"). The Company has provided to the Representatives and to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to the

Representatives and to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Robertson Stephens.

         (ff) RELATED PARTY TRANSACTIONS. There are no business relationships or related-party transactions involving the Company or any subsidiaries or any other person required to be described in the Prospectuses which have not been described as required.

         (gg) ERISA COMPLIANCE. Except as otherwise disclosed in the Prospectuses, the Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA, except where the failure to be in compliance would not have a Material Adverse Effect. "ERISA Affiliate" means, with respect to the Company or its subsidiaries, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiaries is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except where the failure to be so qualified or the loss of such qualification would not have a Material Adverse Effect.

         (hh) NO BUSINESS IN CUBA. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Shares it commences doing such business.

         (ii) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectuses.

         (jj) ENVIRONMENTAL LAWS. (i) The Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, except where the failure to comply would not result in a Material Adverse Change, (ii) neither the Company or any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectuses, (iii) the Company is not currently aware that it or any of its subsidiaries will be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is owned, leased or occupied by the Company or any of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

         (kk) NO IMPROPER INFLUENCE IN CONNECTION WITH THE DIRECTED SHARE PROGRAM. The Company has not offered, or caused Robertson Stephens to offer, Directed Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         (ll) WRITTEN MATERIALS IN CONNECTION WITH THE DIRECTED SHARE PROGRAM. Neither the Company nor any person acting on its behalf has furnished any written materials of any kind to any individual or entity with respect to the Directed Share Program unless such recipient first received a copy of the Company's preliminary prospectus.

         Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         SECTION 2.  PURCHASE, SALE AND DELIVERY OF THE SHARES.

         (a) THE FIRM SHARES. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on SCHEDULE A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $[___] per share.

         (b) THE FIRST CLOSING DATE. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made by the Company and the Representatives at 6:00 a.m. San Francisco time, at the offices of O'Sullivan Graev & Karabell, LLP (or at such other place as may be agreed upon among the Representatives and the Company), (i) on the third (3rd) full business day following the first day that the Shares are traded, (ii) if this Agreement is executed and delivered after 1:30 P.M., San Francisco time, the fourth (4th) full business day following the day that this Agreement is executed and delivered or (iii) at such other time and date not later that seven (7) full business days following the first day that the Shares are traded as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time and date of payment and delivery being herein called the "Closing Date"; provided, however, that if the Company has not made available to the Representatives copies of the Prospectuses within the time provided in Section 2(g) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later that two (2) full business days following delivery of copies of the Prospectuses to the Representatives.

         (c) THE OPTION SHARES; THE SECOND CLOSING DATE. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase up to an aggregate of 1,155,000 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Option Shares are to be purchased, (i) each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on SCHEDULE A opposite the name of such Underwriter bears to the total number of Firm Shares and (ii) the Company agrees to sell the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares as set forth in the paragraph "Introductory" of this Agreement). The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) PUBLIC OFFERING OF THE SHARES. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectuses, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

Under no circumstances are the Underwriters intending to offer any Safeguard Shares for sale.

         (e) PAYMENT FOR THE SHARES. Payment for the Underwritten Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing
Date) by wire transfer in immediately available-funds to the order of the Company.

                  It is understood that Robertson Stephens has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. Robertson Stephens, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         (f) DELIVERY OF THE SHARES. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered a credit representing the Option Shares the Underwriters have agreed to purchase at the First Closing Date (or the Second Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         (g) DELIVERY OF PROSPECTUSES TO THE UNDERWRITERS. Not later than 12:00 noon on the second business day following the date the Underwritten Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Primary Prospectuses in such quantities and at such places as the Representatives shall request.

         SECTION 3.  COVENANTS OF THE COMPANY.

         The Company further covenants and agrees with each Underwriter as follows:

         (a) REGISTRATION STATEMENT MATTERS. The Company will (i) cause a registration statement on Form 8-A (the "Form 8-A Registration Statement") as required by the Securities Exchange Act of 1934 (the "Exchange Act") to become effective simultaneously with the Registration Statement, (ii) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Securities Act is followed, to prepare and timely file with the Commission under Rule

424(b) under the Securities Act one or more Prospectuses in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Securities Act and (iii) not file any amendment to the Registration Statement or supplement to the Prospectuses of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Securities Act. If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act prior to the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

         (b) SECURITIES ACT COMPLIANCE. The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any oral or written comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectuses or for any additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectuses or of the institution of any proceedings for that purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectuses and to obtain as soon as possible the lifting thereof, if issued.

         (c) BLUE SKY COMPLIANCE. The Company will cooperate with the Representatives and counsel for the Underwriters in endeavoring to qualify the Firm Shares and the Option Shares, including the Directed Shares to be offered in connection with the Directed Share Program, for sale under the securities laws of such jurisdictions (both national and foreign) as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

         (d) AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUSES AND OTHER SECURITIES ACT MATTERS. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectuses. If during the period in which prospectuses are required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectuses in order to make the statements therein, in the light of the circumstances existing at the time the Prospectuses are delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectuses to comply with any law, the Company promptly will prepare and file with the Commission, and furnish, at its own expense, for a period of nine months after the date of this Agreement and thereafter at the expense of the Underwriters, to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectuses so that the Prospectuses as so amended or supplemented will not, in the light of the circumstances when they are so delivered, be misleading, or so that the Prospectuses will comply with applicable laws.

         (e) COPIES OF ANY AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUSES. The Company agrees to furnish the Representatives, without charge, during the period beginning on the date hereof and ending on the later of the First Closing Date or such date, not to exceed nine months from the date of this Prospectus (after which time such deliveries shall be made at the expense of the Underwriters), as in the opinion of counsel for the Underwriters, the Prospectuses are no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), as many copies of the Prospectuses and any amendments and supplements thereto as the Representatives may request.

         (f) INSURANCE. The Company shall (i) obtain Directors and Officers liability insurance in the minimum amount of $10 million which shall apply to the offering contemplated hereby and (ii) cause Robertson Stephens to be added to such policy such that up to $500,000 of its expenses pursuant to Section 7(a) shall be paid directly by such insurer.

         (g) SUBSEQUENT EVENTS. If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectuses), the Company will, after notice from Robertson Stephens advising the Company to the effect set forth above, to the extent practicable under the circumstances, consult with Robertson Stephens in good faith concerning the substance of and the decision whether or not to disseminate a press release or other public statement responding to or commenting on such rumor, publication or event, it being understood that the decision as to whether or not to disseminate any such press release or other public statement, the timing thereof, and the substance thereof shall be within the sole and absolute discretion of the Company; it being understood that nothing set forth in this paragraph shall require the Company to delay the dissemination of any press release or other public statement in a manner that would violate applicable securities laws or the requirements of the Nasdaq National Market.

         (h) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectuses, it being understood that no specific use has been set forth under such caption with respect to any of the net proceeds except as set forth in the third and sixth sentences of the second paragraph under such caption.

         (i) TRANSFER AGENT. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

         (j) EARNINGS STATEMENT. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending March 31, 2001 that satisfies the provisions of Section 11(a) of the Securities Act.

         (k) PERIODIC REPORTING OBLIGATIONS. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market, all reports and documents required to be filed under the Exchange Act.

         (l) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. The Company will not (i) consent to the disposition of any shares subject to the lock-up agreements described in Section 1(ee) of this Agreement prior to the expiration of the lock-up period or (ii) directly or indirectly issue, sell, contract to sell, or otherwise dispose of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any subsidiary of the Company or any person in privity with the Company or any subsidiary of the Company), any Common Shares, any options to purchase any Common Shares or any securities convertible into, exercisable for or exchangeable for Common Shares other than (A) the sale of the Underwritten Shares and the sale of Common Shares to Dell USA L.P. on the Closing Date on the terms contemplated by the Prospectuses, (B) the issuance of Common Shares upon the exercise of options or warrants that are outstanding as of the date of this Agreement, (C) the issuance of options under existing stock option plans provided that no portion of the options vests before the expiration of the period set forth in this paragraph, (D) the issuance of Common Shares in connection with a bona fide merger or acquisition transaction and (E) the issuance of up to an aggregate of 1,500,000 Common Shares (or warrants to purchase Common Shares) in connection with the formation of new strategic alliances, provided that, in the case of each of (A) to (E), the terms of such issuance provide that the Common Shares so issued shall be subject to the terms of a lock-up agreement having provisions that are substantially the same as the agreements described in Section 1(ee) of this Agreement. The Company shall enter stop transfer instructions with its transfer agent and registrar against the transfer of any Common Shares issued in accordance with this paragraph that are subject to restrictions on transfer hereby. These restrictions shall terminate after the closing of trading of the Common Shares on the 180th date after (and including) the day the Common Shares commenced trading on the Nasdaq National Market (the "Lock-Up Period").

         (m) FUTURE REPORTS TO THE REPRESENTATIVES. During the period of five years hereafter the Company will furnish to the Representatives (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the National Association of Securities Dealers, Inc. or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         (n) DIRECTED SHARE PROGRAM. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program. The Company hereby agrees that it will direct the Company's transfer agent to place a stop transfer restriction for a period of three months from the date of this Agreement upon any Directed Shares that are restricted by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for such three month period following the date of this Agreement. The Representatives will notify the Company in writing as to which persons purchasing Directed Shares will need to be so restricted. If the Company shall release, or seek to release, from such restrictions any of such Directed Shares, the Company agrees to reimburse the Representatives for any reasonable expenses (including without limitation legal expenses) they incur in connection with, or as a result of, such release.

         SECTION 4. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Underwritten Shares as provided herein on the First Closing Date or the Second Closing Date, as applicable, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDER; NO OBJECTION FROM THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. The Registration Statement shall have become effective prior to the execution of this Agreement, or at such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel; and the National Association of Securities Dealers, Inc. shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (b) CORPORATE PROCEEDINGS. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectuses, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

         (c) NO MATERIAL ADVERSE CHANGE. Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date or the Second Closing Date, as the case may be, there shall not have been any Material Adverse Change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectuses, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectuses; and

         (d) OPINION OF COUNSEL FOR THE COMPANY. You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of O'Sullivan Graev & Karabell, LLP, counsel for the Company substantially in the form of EXHIBIT B attached hereto, dated the First Closing Date or the Second Closing Date, as the case may be, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters.

         (e) OPINION OF INTELLECTUAL PROPERTY COUNSEL FOR THE COMPANY. You shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of Cooper & Dunham LLP, intellectual property counsel for the Company, substantially in the form of EXHIBIT C attached hereto.

         (f) OPINION OF STATE LABOR AND EMPLOYMENT COUNSEL FOR THE COMPANY. You shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of Ogletree, Deakins, Nash, Smoak & Stewart, P.C., special counsel for the Company, substantially in the form of EXHIBIT D attached hereto.

         (g) OPINION OF FEDERAL LABOR AND EMPLOYMENT COUNSEL FOR THE COMPANY. You shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of Winthrop, Stimson, Putnam & Roberts, special counsel for the Company, substantially in the form of EXHIBIT F attached hereto.

         (h) OPINION OF COUNSEL FOR THE UNDERWRITERS. You shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of Morrison & Foerster LLP, substantially in the form of EXHIBIT F hereto. The Company shall have furnished to such counsel such documents as they may have reasonably requested for the purpose of enabling them to pass upon such matters.

         (i) ACCOUNTANTS' COMFORT LETTER. You shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from each of KPMG LLP and PricewaterhouseCoopers LLP addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company and The Churchill Benefits Corporation, in the case of KPMG LLP, and PeopleMover, Inc., in the case of PricewaterhouseCoopers LLP, within the meaning of the Securities Act and the applicable published Rules and Regulations, and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (each of which is herein called an "Original Letter"), but carried out to a date not more than four (4) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letters are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letters which are necessary to reflect any changes in the facts described in the Original Letters since the date of such letters, or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectuses, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectuses. The Original Letter from KPMG LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Representatives and shall (i) set forth their opinion with respect to their examination of (a) the consolidated balance sheets of the Company as of December 31, 1999 and 1998 and related consolidated statements of operations, stockholders' equity, and cash flows for the twelve
(12) months ended December 31, 1999 and the period from August 17, 1998 (inception) to December 31, 1998 and (b) the balance sheets of The Churchill Benefit Corporation as of December 31, 1998 and 1997 and the related statements of operations, stockholders' equity, and cash flows for the twelve (12) months ended December 31, 1998 and 1997, (ii) state that KPMG LLP has performed the procedures set out in Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information and providing the report of KPMG LLP as described in SAS 71 on the financial statements for each of the quarters with respect to which financial information is set forth in the Prospectuses (the "Opus 360 Quarterly Financial Statements") and (iii) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Opus Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented, and address other matters agreed upon by KPMG LLP and you. The Original Letter from PricewaterhouseCoopers LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Representatives and shall
(i) set forth their opinion with respect to their examination of the consolidated balance sheets of PeopleMover, Inc. of the Company as of December 31, 1999 and 1998 the and related consolidated statements of operations, stockholders' deficit, and cash flows for the twelve (12) months ended December 31, 1999 and 1998, and (ii) address other matters agreed upon by PricewaterhouseCoopers LLP and you. In addition, you shall have received from KPMG LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of December 31, 1999, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

        (j) OFFICERS' CERTIFICATE. You shall have received on the First Closing Date and the Second Closing Date, as the case may be, a certificate of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

        (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the First Closing Date or the Second

        Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be; and

        (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under the Securities Act.

        (k) LOCK-UP AGREEMENT FROM CERTAIN STOCKHOLDERS OF THE COMPANY. The Company shall have obtained and delivered to you an agreement substantially in the form of EXHIBIT A attached hereto from each officer and director of the Company, each securityholder of the Company named in the Prospectuses, and the holders of at least 95% of the Company's outstanding Common Shares, including Common Shares issuable upon the exercise of outstanding stock options and warrants.

         (l) STOCK EXCHANGE LISTING. The Common Shares shall have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

         (m) COMPLIANCE WITH PROSPECTUS DELIVERY REQUIREMENTS. The Company shall have complied with the provisions of Sections 2(g) and 3(e) hereof with respect to the furnishing of Prospectuses.

         (n) ADDITIONAL DOCUMENTS. On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         (o) SAFEGUARD SHARES. The Company, Safeguard, CompuCom and Robertson Stephens shall have entered into the Purchase Agreement; contemporaneously with the purchase by the Underwriters of the Firm Shares on the First Closing Date, Safeguard or Safeguard Delaware, Inc., pursuant to the Purchase Agreement, as the case may be, shall have purchased the Primary Safeguard Shares and the Safeguard Shares to be sold by CompuCom that are not purchased by Safeguard's shareholders, all documents reasonably requested by the Underwriters and their counsel with respect to such transactions shall have been furnished to them, and all proceedings taken with respect to such arrangements shall be reasonably acceptable to the Representatives.

         (P) CONCURRENT PLACEMENT. DELL USA L.P. shall have purchased the Company's Common Shares in the manner and on the terms set forth in the stock purchase agreements dated March 1, 2000, all documents reasonably requested by the Underwriters and their counsel with respect to such transactions shall have been furnished to them, and all proceedings taken with respect to such arrangements shall be reasonably acceptable to the Representatives.

         If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time on or prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (Payment of Expenses), Section 6 (Reimbursement of Underwriters' Expenses), Section 7 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

        SECTION 5. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Underwritten Shares to the Underwriters, including the Directed Shares to be offered in connection with the Directed Share Program, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectuses, and all amendments and supplements thereto, and this Agreement,
(vi) all costs and expenses incurred by the Underwriters in connection with the Directed Share Program, including reasonable fees and disbursements of counsel,
(vii) all filing fees and reasonable attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada or any other country, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey", an "International Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (viii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the National Association of Securities Dealers, Inc.'s review and approval of the Underwriters' participation in the offering and distribution of the Shares, (ix) the fees and expenses associated with listing the Common Shares on the Nasdaq National Market, (x) all costs and expenses incident to the travel and accommodation of the Company's employees on the "road show", and (xi) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 5, Section 6, and Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

         SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 4, Section 8 or Section 9, or if the sale to the Underwriters of the Firm Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Underwritten Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges.

         SECTION 7.  INDEMNIFICATION AND CONTRIBUTION.

         (a)       INDEMNIFICATION OF THE UNDERWRITERS.

                  (1) The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares, including without limitation, statements communicated to securities analysts employed by the Underwriters; or (vi) the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered; or
(vii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii), (iv), (v) or (vi) above, provided that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Robertson Stephens) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Primary Prospectuses were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Primary Prospectuses (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, and if the Primary Prospectuses (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS AND OFFICERS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectuses (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this
Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (c) INFORMATION PROVIDED BY THE UNDERWRITERS. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) are the names of the Underwriters, the information set forth in the table under the caption "Underwriting - Underwritten Public Offering" and the statements set forth in the paragraph under such table (other than the last sentence thereof), the statements set forth under the caption "Underwriting-Internet Distribution" (which have been furnished by E*Offering Corp.), the statements set forth under the caption "Underwriting-Stabilization" and the last sentence of the third paragraph under the caption "Risk Factors-Risks Related to this Offering-Shares eligible for public sale may..."; and the Underwriters confirm that such statements are correct.

         (d) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Robertson Stephens in the case of Section 7(b)), representing the indemnified parties who are parties to such action),
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (e) SETTLEMENTS. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (f) CONTRIBUTION. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Underwritten Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such party on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectuses. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the "control" stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (g) TIMING OF ANY PAYMENTS OF INDEMNIFICATION. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five
(45) days of invoice to the indemnifying party.

         (h) SURVIVAL. The indemnity and contribution agreements contained in this Section 7 and the representation and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

         (i) ACKNOWLEDGEMENTS OF PARTIES. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectuses as required by the Securities Act and the Exchange Act.

         (j) INDEMNIFICATION FOR DIRECTED SHARE PROGRAM. The Company agrees to indemnify and hold harmless Robertson Stephens, Bear Stearns and their respective affiliates and each person, if any, who controls Robertson Stephens, Bear Stearns or their respective affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Indemnified Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the failure of any participant to pay for and accept delivery of Directed Shares that the participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Indemnified Entities.

         SECTION 8. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date by the Underwriters, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on SCHEDULE A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased by the Underwriters on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, and Section 7 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectuses or any other documents or arrangements may be effected.

                  As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 9. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated by the Representatives by notice given to the Company if (a) at any time after the execution and delivery of this Agreement and prior to the First Closing Date (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the National Association of Securities Dealers, Inc.; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms contemplated by in the Primary Prospectuses or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured and (b) in the case of any of the events specified 9(a)(i)-(v), such event individually or together with any other event, makes it, in your judgment, impracticable or inadvisable to market the Common Shares in the manner and on the terms contemplated the Prospectuses. Any termination pursuant to this Section 9 shall be without liability on the part of (x) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 6 hereof, (y) any Underwriter to the Company or any person controlling the Company, or (z) of any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.

         SECTION 10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the

Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

         SECTION 11. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

         FleetBoston Robertson Stephens Inc.
         555 California Street
         San Francisco, California  94104
         Facsimile:  (415) 676-2675
         Attention:  General Counsel

with copies to:

         Morrison & Foerster LLP
         1290 Avenue of the Americas
         New York, New York 10104
         Facsimile:  (212) 468-7900
         Attention:  Mark L. Mandel, Esq.

If to the Company:

         Opus 360 Corporation
         733 3rd Avenue, 17th Floor
         New York, New York  10017
         Facsimile:  (212) 599-8481
         Attention:  Ari B. Horowitz

with copies to:

         O'Sullivan, Graev & Karabell, LLP
         30 Rockefeller Plaza
         New York, New York  10112
         Facsimile:  (212) 408-2420
         Attention:  John J. Suydam, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 8 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and to their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 13. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 14. GOVERNING LAW PROVISIONS.

         (a) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

         (b) CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 15. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

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                                       32

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                         Very truly yours,

                                         OPUS360 CORPORATION

                                         By:  __________________________
                                              Name:
                                              Title:

         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written, on their behalf and on behalf of each of the several underwriters named in SCHEDULE A hereto.


FleetBoston Robertson Stephens Inc.
Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
E*OFFERING Corp.
As Representatives of the several Underwriters

By: FLEETBOSTON ROBERTSON STEPHENS INC.



By:  _________________________________
     Name:
     Title:

                                   SCHEDULE A


                                                                  Number of
                                                                 Firm Shares
 Underwriters                                                  to be Purchased
 ------------                                                  ---------------
 FLEETBOSTON ROBERTSON STEPHENS INC.                                [___]
 BEAR, STEARNS & CO. INC. .................................         [___]
 J.P. MORGAN SECURITIES INC. ..............................         [___]
 E*OFFERING CORP. .........................................         [___]






                                                                  ------
          Total............................................     5,950,000





                                      F-1